                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               KELLWOOD COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                               [Kellwood logo]

                                    2004

                               PROXY STATEMENT

                              KELLWOOD COMPANY
           600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017

                            2004 PROXY STATEMENT
                                     AND
                   NOTICE OF ANNUAL MEETING OF SHAREOWNERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as "Kellwood"), will be held at 600 Kellwood Parkway, St. Louis County, Missouri 63017, on Thursday, June 3, 2004, at 9 a.m. for the following purposes:

    1. To elect four members to the Board of Directors to hold office for a period of two years and until their successors are duly elected and qualified;

    2. To consider and vote on a shareowner-proposed resolution set forth in the Proxy Statement; and

    3. To transact such other business as may properly come before the meeting, and any adjournments thereof.

         The Board of Directors has fixed the close of business on April 5, 2004 as the record date for determining shareowners entitled to notice of the Annual Meeting and to vote in person or by proxy.

         The Proxy Statement follows this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy and Kellwood's Annual Report for the fiscal year ended January 31, 2004.

                                  By Order of the Board of Directors

                                  /s/ Thomas H. Pollihan

                                  Thomas H. Pollihan
                                  Senior Vice President, Secretary and
                                  General Counsel

     St. Louis, Missouri
     April 22, 2004

                            600 KELLWOOD PARKWAY
                      ST. LOUIS COUNTY, MISSOURI 63017

                               PROXY STATEMENT

                ANNUAL MEETING OF SHAREOWNERS - JUNE 3, 2004

                             GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Kellwood Company (hereinafter referred to as "Kellwood"), a Delaware corporation, for the Annual Meeting of Shareowners to be held on June 3, 2004. Only shareowners of record at the close of business on April 5, 2004 are entitled to notice of and to vote in person or by proxy at the meeting.

         This Proxy Statement and accompanying proxy are being mailed on or about April 22, 2004. The Kellwood Company Annual Report to Shareowners for the fiscal year ended January 31, 2004 accompanies this Proxy Statement.

         The expense of soliciting proxies for the meeting will be paid for by Kellwood. Those costs include preparing, assembling and mailing the notice, proxy and Proxy Statement, as well as the reasonable fees of brokers, nominees and fiduciaries in supplying proxies to beneficial owners. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of Kellwood. In addition, Kellwood has engaged Morrow & Co., Inc., a firm specializing in solicitation of proxies, to assist in the solicitation for an estimated fee of $5,000, plus reimbursement for out-of-pocket expenses.

VOTING PROCEDURES

         As a shareowner, you are entitled to one vote per share owned on the record date and, with respect to the election of Directors, you have the right to cumulative voting. Under cumulative voting, you are entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares you own; you may cast all of your votes for one nominee or distribute them in any manner you choose among any number of nominees.

         If you sign and return the accompanying proxy in time, your vote will be recorded in accordance with the specifications on the proxy card. The persons named in the proxy will vote to elect the largest number of the nominees for Director, unless you specify otherwise. If no other persons are nominated for election to the Board, votes represented by a properly executed proxy will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the persons named in the proxy will use their discretion in making the allocation among nominees. If you do not want your vote distributed in approximately equal numbers among the nominees, or if you do not want to grant the persons named in the proxy discretion to allocate, mark your proxy to indicate how you wish to have your vote distributed.

         The persons named as proxies reserve the right not to vote and to return to a shareowner any proxy in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy.

         With respect to the election of Directors (Proxy Item No. 1), the four nominees receiving the most votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to "Withhold Authority" to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. With respect to Proxy Item No. 2, abstentions will be counted in determining voting results, but broker "non-votes" will not be counted nor will they affect the determination of the outcome of the vote on any other proposal to be decided at the meeting.

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         Kellwood's management knows of no matter to be brought before the meeting other than those referred to in the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, the proxies that are signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy. Even if you sign and return your proxy, you may revoke it at any time before the voting either by attending the meeting or by delivering a signed written notice of revocation to the Secretary of Kellwood Company before the meeting begins.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         At the close of business on April 5, 2004 (the "record date"), Kellwood Company had 27,145,958 shares outstanding. The table listed below contains information concerning each shareowner that is known by Kellwood to be the beneficial owner of more than five percent of Kellwood's common stock. To the best of our knowledge, no other persons are beneficial owners of five percent or more of Kellwood shares. The information provided below is based solely upon information contained in Schedule 13G filings by the shareowners specified below.

                                                                    NUMBER OF SHARES
                                                                    ----------------
         NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIALLY OWNED            PERCENT OF CLASS
         ------------------------------------                      ------------------            ----------------

     Artisan Partners Limited Partnership                               2,531,484                      9.50%
     875 East Wisconsin Avenue, Suite 800
     Milwaukee, WI  53202

     Barclays Private Bank Limited                                      2,109,378                      7.89%
     59/60 Grosvenor Street
     London, WIX 9DA
     England

     Elm Ridge Capital Management LLC                                   1,379,900                      5.16%
     747 Third Avenue, 33rd Floor
     New York, NY  10017

     Putnam, LLC d/b/a Putnam Investments                               1,364,160                      5.10%
     One Post Office Square
     Boston, MA  02109


                            ELECTION OF DIRECTORS
                             (PROXY ITEM NO. 1)

         The Kellwood Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than 15 Directors, with the number of Directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. On April 1, 2004, the Board fixed the number of directors at eight as of June 3, 2004. We currently have nine directors. Two directors whose terms are expiring this year have decided to retire and have chosen not to stand for re-election: Mr. Bentele and Mr. Genovese. Kellwood Company thanks Mssrs. Bentele and Genovese for their commitment and contributions to the Company. Kellwood is now conducting a search for two new independent directors. On April 1, 2004, the Board of Directors by resolution decided to amend the Company Mandatory Retirement Policy for Directors by changing the age from 70 to 72. This will allow a broader pool of candidates to draw from. This will also allow Mr. Bloom to stand for re-election. The Board has also nominated Kellwood's President and Chief Operating Officer, Robert C. Skinner, Jr. as a director.

         It is the Company's intention to continue the search for two new independent directors. Any director so appointed would then be nominated for election by the shareowners at the next succeeding Annual Meeting.

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

         Directors elected at the Annual Meeting will serve for two years, or until the 2006 Annual Meeting of Shareowners, and until their respective successors shall have been elected and qualified. The persons named in the accompanying proxy have indicated that they intend to vote for the election of the largest number of nominees set forth below which they can elect under cumulative voting. For a discussion of cumulative voting, see "Voting Procedures" above.

         If any of the following nominees is not available to serve as a Director at the time of election, proxies may be voted for a substitute nominee as well as for the remaining nominees named below. However, Kellwood's management has no reason to anticipate that any nominees will be unavailable.

                  NOMINEES FOR ELECTION TO SERVE UNTIL 2006

MARTIN BLOOM, AGE 71

         Director of Kellwood since 2000. Chairman of MBI Associates (international consulting) since 1997. Director of Kasper A.S.L., Ltd. (women's apparel) from 2000 to 2003. Mr. Bloom previously held various positions with The May Department Stores Company, ultimately serving from 1985 to 1996 as President and Chief Executive Officer of the international division.

         Member:  Audit and Compensation Committees

MARTIN J. GRANOFF, AGE 68

         Director of Kellwood since 1999. Chairman and Director of Cannon County Knitting Mills Inc. (a men's and women's knitwear company formerly known as Val D'or, Inc.) since 1959. Vice Chairman of Koret of California, Inc. from 1999 to May 2003. Chairman and Chief Executive Officer of Koret, Inc. from 1997 to 1999. Koret is a wholly owned subsidiary of Kellwood Company. Chairman of the American Apparel Manufacturer's Association from 1998 until 1999. Director of Maniv Investment, LLC (biotechnology) since September 1998.

ROBERT C. SKINNER, JR., AGE 50

         President and Chief Operating Officer of Kellwood since December 2003. Kellwood's Vice President from 2002 to 2003. President of Kellwood Menswear from 2000 until 2003. Corporate Group Vice President of Oxford Industries from 1987 to 2000. President of Oxford Shirt Group, Oxford Industries, from 1998 to 2000.

HAL J. UPBIN, AGE 65

         Director of Kellwood since 1995. Kellwood's Chairman of the Board since 1999, Chief Executive Officer since 1999, and President from 1994 through December 2003. Chief Operating Officer of Kellwood from 1994 through 1997. Executive Vice President Corporate Development from 1992 until 1994. Vice President Corporate Development from 1990 to 1992. President of American Recreation Products, Inc. from 1989 to 1992, and Director since 1991. American Recreation Products, Inc. is a wholly owned subsidiary of Kellwood Company. Director of First Banks, Inc. since July 2001. Director of Brown Shoe Company, Inc. since February 2004.

         Member:  Executive Committee

                  DIRECTORS CONTINUING TO SERVE UNTIL 2005

KITTY G. DICKERSON, Ph.D., AGE 64

         Director of Kellwood since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, since 1986. President of International Textile and Apparel Association, 1990-1991.

         Member:  Audit, Corporate Governance and Executive Committees

JERRY M. HUNTER, AGE 51

         Director of Kellwood since 1994. Partner at Bryan Cave (law firm) since 1993. General Counsel, National Labor Relations Board, Washington, D.C., from 1989 to 1993.

         Member:  Corporate Governance Committee

LARRY R. KATZEN, AGE 58

         Director of Kellwood since March 2003. Business entrepreneur since 2002. Managing Partner, Great Plains Region, Arthur Andersen, 1998-2002. Managing Partner, St. Louis office, Arthur Andersen, 1993-2002. Partner, Arthur Andersen, 1978-2002.

         Member:  Audit Committee

JANICE E. PAGE, AGE 55

         Director of Kellwood since 2000. Director of R.G. Barry (slipper manufacturer) since 2000. Group Vice President of Sears, Roebuck & Company from 1970 through 1997. Trustee of Glimcher Realty Trust since 2001.

         Member:  Compensation Committee

                          COMPENSATION OF DIRECTORS

         Directors who are Kellwood employees receive no payment for their services as Directors. Nonemployee Directors receive an annual retainer of $23,000, plus $1,500 for each formal Board Meeting and $1,000 for each informal Board Meeting attended. Informal Board Meetings are scheduled on the day before the formal Board Meeting. These meetings allow for greater interaction and discussion among Directors on significant Company issues. A portion or all of these meetings have been conducted as executive sessions without management. Nonemployee Directors also draw attendance fees for committee meetings, as follows:

         Committee chairs receive an annual fee ($5,000 for Audit and Corporate Governance Committees, $4,000 Compensation Committee). In addition, committee chairs are paid $1,000 for each committee meeting attended. Committee members receive $1,000 per committee meeting attended in person and $750 if attended by telephone. Directors are reimbursed for expenses incurred in attending meetings.

         In fiscal year 2003, the members of the Corporate Governance Committee were also paid monthly fees for their extra work involved in the management succession process, which included evaluating and interviewing a number of possible candidates for the position of President. They were paid as follows: K.G. Dickerson, as committee chair, $4,000, R.F. Bentele $2,000, and J.M. Hunter $2,000, for each of September, October and November 2003.

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

         Under the 1995 Stock Option Plan for Nonemployee Directors, as amended and approved by shareowners on May 30, 2002, each person who remains or becomes a Nonemployee Director of Kellwood is granted an option to purchase 2,000 shares of common stock on the first business day after the Annual Meeting of Shareowners at which the person was first elected or continued as a Nonemployee Director. The option price for each share granted to a Nonemployee Director is 100% of the fair market value of the shares subject to option on the date of the option grant. The option price may be paid by check or by the delivery of shares of common stock then owned by the participant.

         The amended 1995 Stock Option Plan for Nonemployee Directors further provides for an annual grant of 100 shares of restricted common stock to each Nonemployee Director. The grant is to be effective immediately following the Annual Meeting of Shareowners and the shares are to be issued out of shares held in treasury.

         Additionally, the Corporate Governance Committee recommended and the Board of Directors adopted in 2001 a requirement that each Director own a minimum number of shares of Kellwood stock. This is to underscore the importance of better aligning the interests of the Directors with those of Kellwood's shareowners. Ownership targets are tied to the amount of the annual retainer paid to Nonemployee Directors. Each new Director must own at least the number of Kellwood shares equivalent in value to one times the annual retainer fee within one year of joining the Board; and at least the number of shares equivalent in value to three times the annual retainer fee within four years of joining the Board. Directors serving when the policy was adopted were required to meet similar ownership requirements by January 31, 2002 and January 31, 2006, respectively. The shares must be actually owned and not just subject to an option to purchase. Stock acquired as a grant or from the actual exercise of stock options will be included.

           CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of Kellwood. Written Corporate Governance Principles were formally adopted in 2000, revised in 2002 and again in March 2004. The full text of the Corporate Governance Principles is available on Kellwood's website, www.kellwood.com. The Board meets regularly four times per year and holds special meetings as required. The Board met six times in fiscal year 2003. The Board also acted by unanimous written consent on two occasions.

         Each Director spends considerable time preparing for and attending Board and Committee meetings. Kellwood Company Corporate Governance Principles state that each Director is expected to attend all Board meetings and the Annual Meeting of Shareowners. During our most recent fiscal year, all Directors attended the Annual Meeting of Shareowners, and each Director attended at least 75% of the Board and appropriate Committee meetings.

DIRECTOR INDEPENDENCE

         The New York Stock Exchange requires that the Board of Directors be composed of a majority of independent Directors. Kellwood's Corporate Governance Principles further require that the Board of Directors be composed of a substantial majority of independent Directors. The Board of Directors has determined that seven of the nine current Directors are independent. They are: R.F. Bentele, M. Bloom, K.G. Dickerson, L.A. Genovese, J.M. Hunter, L.R. Katzen and J.E. Page. The Board has established the following categorical standards to assist it in making determinations of Director independence:

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

         A Director will be considered independent if:

         o The Director has not been an employee of Kellwood for at least three years and no immediate family member of the Director has been employed as an executive officer of Kellwood for at least three years;

         o The Director and the Director's immediate family members have not received more than $100,000 per year in direct compensation from Kellwood during each of the last three years. Director and committee fees as well as pension and other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service, shall not be included in the $100,000 limitation;

         o Within the last three years the Director has not been affiliated with or employed by, and the Director's immediate family members have not been affiliated with or employed in a professional capacity by, the present or former internal or external auditor of Kellwood;

         o Within the last three years neither the Director nor any of the Director's immediate family members have been employed as an executive officer of another company where any of Kellwood's present executive officers serve on the compensation (or equivalent) committee of that other company;

         o Within the last three years the Director has not been an executive officer or an employee, and the Director's immediate family members have not been an executive officer of, a company that made payments to, or received payments from, Kellwood for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues; and

         o The Director's independence will not be considered to be impaired if the Director or the Director's immediate family members are an employee, officer, Director or trustee of a charitable organization, foundation, university or other non-profit organization to which Kellwood's direct or indirect (through its foundation) discretionary charitable contributions to the organization are less than the greater of 2% of that organization's total annual charitable contributions or $200,000.

         In making a determination regarding Director independence, the Board considers all relevant facts and circumstances, including the Director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. The Board will assess the materiality of a Director's relationship with Kellwood by considering the issue from the standpoint of the Director and from that of any person or organization with which the Director has an affiliation.

         An "immediate family member" includes a spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone who shares such person's home.

BOARD COMMITTEES

         The Kellwood Corporate Governance Principles require, and the Board of Directors has established, an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance Committee (which also has traditional nominating committee responsibilities). With the exception of the Executive Committee, for which H.J. Upbin serves as Chair, each committee is comprised of only independent Directors.

         The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of Kellwood (except for action relating to dividends and certain fundamental corporate changes). The full text of the Executive Committee charter is available on our website,

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

www.kellwood.com. The Executive Committee did not meet during the last fiscal year. The members of the Committee are H.J. Upbin, Chair; R.F. Bentele; K.G. Dickerson and L.A. Genovese.

         The Audit Committee's responsibilities are described under "Report of the Audit Committee" below. The Audit Committee met eight times during fiscal year 2003. The Board of Directors formally adopted a written charter for the Audit Committee in 1982. The charter has undergone numerous revisions, the most recent of which was adopted on March 6, 2003. The full text of this charter is available on our website. Members of the Committee are R.F. Bentele, Chair; M. Bloom; K.G. Dickerson and L.R. Katzen. All members of the Audit Committee are independent Directors, and the Board, in its business judgment, has determined that all of the Audit Committee members meet the independence and financial literacy requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to audit committees. The Board, in its business judgment, has determined that Mr. Bentele and Mr. Katzen meet the Securities and Exchange Commission's definition of audit committee financial expert and have so designated both as such.

         The Compensation Committee's responsibilities are described under "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee met six times during fiscal year 2003. The Board of Directors formally adopted the written charter of the Compensation Committee in 2002. The charter has since been revised and amended, most recently in March 2004. The full text of this charter is available on our website. Members of the Committee are L.A. Genovese, Chair; M. Bloom and J.E. Page. The Board, in its business judgment, has determined that all members of the Compensation Committee meet the independence standards of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to compensation committees.

         The Corporate Governance Committee's responsibilities include recommending Director nominees to the Board; evaluating Board procedures and the performance of the Board and its members; and reviewing developments in the governance of publicly held companies as they may affect Kellwood. The Committee met five times during fiscal year 2003. The Board of Directors formally adopted the written charter of the Corporate Governance Committee in 2001. The charter has since been revised and amended, most recently in March 2004. The full text of this charter is available on Kellwood's website. Members of the Committee are K.G. Dickerson, Chair; R.F. Bentele and J.M. Hunter. The Board, in its business judgment, has determined that all members of the Corporate Governance Committee meet the independence standards of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as those standards apply to corporate governance committees.

         Kellwood's Corporate Governance Principles require that our non-management Directors meet at regularly scheduled executive sessions without management. These executive sessions were held six times during fiscal year 2003. The Corporate Governance Principles further require that if the non-management group of Directors includes any Director who is not independent, Kellwood shall schedule, at least once a year, an executive session to include only independent Directors. The first such meeting was held in March 2004. The Board of Directors designated the Chair of the Corporate Governance Committee to serve as the Presiding Director at these executive sessions.

THE BOARD NOMINATING PROCESS

         Kellwood's Corporate Governance Committee performs all of the functions of a nominating committee and is responsible for Kellwood's nominating process. The Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified Director candidates to the Board. The Committee's nomination responsibility includes new Directors, incumbent Directors as well as candidates to fill a vacancy between Annual Shareowner Meetings. The Committee will consider candidates recommended by Directors, management, shareowners, third party search firms, or any other valid or reliable source. Candidates recommended from any valid or reliable source will be equally evaluated and considered. The Committee strives to identify and recruit the best qualified candidates that are available, without regard to race, sex, religion, color, national origin, age, disability, citizenship status or any other factor protected by law.

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

         The Committee will determine from time to time whether the Board has any special needs or requirements, including the need for additional independent Directors, financial expertise, industry expertise or other specific knowledge or skills. The Committee will accept recommendations for Director candidates from any valid or reliable source. Shareowners may recommend candidates for consideration by the Committee by submitting a written recommendation to the Secretary of the Company. The recommendation must be sent by certified or registered mail and received within the time period specified in Kellwood's By-Laws in order for the candidate to be considered for inclusion in the next slate of Director nominees recommended by the Committee to the full Board. In addition to the information required below, the shareowner must provide his or her own name, the number of shares owned and the date those shares were purchased. Any recommendation received by the Secretary will be promptly forwarded to the Committee Chair.

         Regardless of the source of the recommendation, the Committee should be provided the following information for new candidates being recommended: the name, age, business address and residence address of the candidate; a resume of the candidate describing, among other things, the principal occupation or employment history, other directorships held, material outside commitments, the names of all other business entities of which the candidate owns a 10% beneficial interest, etc.; a statement from the candidate describing the reasons for seeking election to the Board of Directors; the number of shares of Kellwood that are beneficially owned by the candidate; the candidate's written consent to a complete and thorough background check and investigation; the candidate's written consent to stand for election if nominated by the Board and to serve if elected by the shareowners; and any other information that may assist the Committee in evaluating the candidate or that the Committee may request.

         The Committee will compile a complete list of candidates recommended from any valid source and evaluate each candidate. Each candidate will be evaluated in comparison to the Board's minimum Director qualifications including: the highest standards of morality, ethics and integrity; a successful career in a related field or expertise requested by the Board; the ability to serve at least five years before retirement; and the ability to commit the appropriate time to Board and committee meetings. Each candidate will be further evaluated in the context of the current composition of the Board, the needs of the Board and the long-term interests of the shareowners. Following an initial review of each candidate, the Committee will select those candidates it desires to interview. One or more members of the Committee will interview the candidate. Additional interviews may be arranged between the candidate and the Chairman, CEO and/or other members of the Board or management. Following the interviews and after receiving and evaluating feedback from all interviews, the Committee will vote on which candidates will be recommended to the full Board. Each year the Committee will recommend to the full Board a slate of Director nominees to be named in Kellwood's proxy statement and proxy card.

SHAREOWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Shareowners may send communications to board members by (1) e-mailing the Presiding Director at PresidingDirector@Kellwood.com; (2) writing to the Presiding Director at Kellwood Company, Presiding Director, 600 Kellwood Parkway, Chesterfield, MO 63017; (3) calling the Kellwood Hotline at 800-486-2241; or (4) e-mailing any Director at the Directors' personal e-mail addresses listed on Kellwood's website. All communications received at the Presiding Director e-mail address will automatically go to the Presiding Director at an e-mail address provided by the then current Presiding Director. Communications received via regular mail or the Hotline will be delivered to the General Counsel. The General Counsel will make a copy of the communication and immediately forward it to the Presiding Director.

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


KELLWOOD CODES AND POLICIES AVAILABLE ON THE COMPANY'S WEBSITE

         Kellwood has had a formal written Business Ethics and Compliance Policy for several years. The full text of this Policy is available on our website. Kellwood also has a Code of Ethical Conduct for Senior Financial Officers and Financial Management. This Code applies to, and has been signed by, all key financial management personnel as well as the Chief Financial Officer and the Chief Executive Officer. The full text of the Code of Ethical Conduct for Senior Financial Officers and Financial Management is available on Kellwood's website, www.kellwood.com. The Corporate Governance Committee determined that should any changes to, or waivers of, this Code of Ethical Conduct occur, such changes or waivers will be promptly disclosed on Kellwood's website.

         The following documents are available, free of charge, on the Kellwood website, www.kellwood.com:

         o   SEC Forms 10-K, 10-Q and 8-K;

         o   Kellwood's Corporate Governance Principles;

         o   Business Ethics and Compliance Policy;

         o Code of Ethical Conduct for Senior Financial Officers and Financial Management; and

         o   All Board of Directors Committee Charters.

                        REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of Kellwood's Board of Directors is composed of four Directors who satisfy the independence, experience and financial literacy requirements as defined by the standards of the New York Stock Exchange and Kellwood's Corporate Governance Principles. Additionally, the Board of Directors has determined that Mr. Bentele and Mr. Katzen each meet the SEC definition of an "audit committee financial expert" and has so designated each as such.

         The responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee reviews and reassesses the adequacy of the charter annually and recommends any proposed changes to the Board of Directors for approval. In March 2003, the charter was revised and updated. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of Kellwood's independent auditor (public accountant). The Audit Committee is charged with monitoring (1) the integrity of Kellwood's financial statements; (2) compliance with legal and regulatory requirements; (3) the public accountant's qualifications and independence; and (4) the performance of Kellwood's internal audit function and public accountants.

         Kellwood management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent auditor is responsible for performing an independent audit of Kellwood's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report of their findings. The Committee's responsibility is to monitor and oversee these processes. The Audit Committee, in carrying out its role, relies on Kellwood's senior management, including senior financial management, Kellwood's internal audit and its independent auditor.

         We reviewed and discussed Kellwood's audited financial statements with senior management, internal audit and the independent auditor. Kellwood's audited financial statements are included in the Fiscal Year 2003 Annual Report to Shareowners. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity, are the responsibility of management, and have been prepared in conformity with generally accepted accounting principles. The Committee meets separately with each of the independent auditor and internal auditor, and collectively with the Chief Executive Officer and Chief Financial

Officer, to have open and frank discussions about Kellwood's financial statements and management. In 2003, we continued our practice of having the full Committee review and discuss with management and representatives of the independent auditor the quarterly earnings announcements in advance of their public release.

         We discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditor to provide us with additional information regarding the scope and results of their audit of Kellwood's financial statements, with respect to: (i) their responsibility under generally accepted auditing standards; (ii) significant accounting principles; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

         We received from PricewaterhouseCoopers LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between PricewaterhouseCoopers LLP and Kellwood which, in their professional judgment, may reasonably be thought to affect independence. PricewaterhouseCoopers LLP has discussed its independence with us and has confirmed in its letter that, in its professional judgment, PricewaterhouseCoopers LLP is independent of Kellwood within the meaning of the federal securities laws.

         The Committee has a policy related to the review and approval of services provided by the independent auditor. This policy requires the Committee to review and pre-approve all audit and non-audit services to be provided to Kellwood by the independent auditor. We reviewed and approved all services provided by the independent auditor. Additionally, we considered and concluded that all of the non-audit services (which are described below under "Independent Auditor") provided by the independent auditor were compatible with maintaining the auditor's independence.

         Based on the review and discussions described above with respect to Kellwood's audited financial statements included in Kellwood's Fiscal Year 2003 Annual Report to Shareowners, we recommended to the Board of Directors that such financial statements be included in Kellwood's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

         As specified in the Audit Committee Charter, we recognize that the Committee's job is one of oversight and it is not the duty of the Audit Committee to plan or conduct audits or to determine that Kellwood's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management. Kellwood's independent auditor is responsible for rendering its opinion that the financial statements are fairly stated in all material respects in accordance with generally accepted accounting principles. We are not, nor can we be, employees of Kellwood. We do not, nor can we, serve as accountants or auditors of Kellwood. In giving our recommendation to the Board of Directors, we have relied on management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of Kellwood's independent auditor with respect to such financial statements. We are not providing any expert or special assurance as to Kellwood's financial statements or any professional certification as to the independent auditor's work.

         This report is submitted by the members of the Committee: Martin Bloom, Kitty G. Dickerson, Larry R. Katzen and Raymond F. Bentele, Chair.


                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

         The Compensation Committee of Kellwood's Board of Directors is composed of three Directors who satisfy the independence requirements of the New York Stock Exchange as well as the standards of Kellwood's Corporate Governance Principles, as these standards apply to compensation committees. Generally, the Committee's responsibilities include designing, reviewing and approving compensation plans, granting cash bonuses, stock bonuses and other benefits under such plans, and approving salaries of executive officers. The complete responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter. The Committee reviews and reassesses the adequacy of the charter annually. The most recent revision of the charter was adopted in March 2004. The charter provides for executive sessions without management and access to the services of independent compensation consultants. The full text of the charter is available on Kellwood's website, www.kellwood.com.

OVERVIEW

         Kellwood's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and stock awards, and various benefits including medical and 401(k) savings plans generally available to Kellwood employees.

COMPENSATION POLICIES

         The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with Kellwood's annual and longer term performance goals, reward above-average performance, recognize individual initiative and achievements, assist in attracting and retaining qualified executives, and build the ownership of Kellwood stock by key managers. The Committee believes that stock ownership by management and stock-based performance compensation help align the interests of management and shareowners, which ultimately enhances shareowner value. The Committee further affirms that bonuses and other forms of incentive-based compensation encourage management to attain preset performance goals for Kellwood.

BASE SALARY

         The Committee reviews each executive officer's salary annually (usually in March) and considers recommendations submitted by the Chief Executive Officer. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements and outside consultants. The Committee also considers the level and scope of responsibility, experience, Kellwood and individual performance, and internal equity. The Committee uses its discretion to set executive compensation where external, internal or an individual's circumstances warrant. By design, the Committee strives to set executives' salaries at competitive market levels. Increases are based on comparable companies' practices, Kellwood's achievement of its financial plan, and the individual's performance.

         For 2003, Mr. Upbin was paid a salary of $1,000,000 in accordance with the terms of his Employment Agreement with Kellwood dated December 31, 1999 and amended on May 29, 2003.

         The salary increases for other executive officers in fiscal year 2003 were based on the Committee's review of all the factors stated above. Additionally, Mssrs. Skinner, Ruzow and Capps received base salary increases in conjunction with promotions that expanded their responsibilities, effective December 1, 2003.

ANNUAL CASH INCENTIVES

         A Performance Management and Incentive Compensation Plan ("annual cash bonus program") is extended to executives, managers and professionals whose positions have a significant impact on Kellwood's operating results. Annual cash incentive compensation awards are available to recognize and reward corporate, business unit and individual performance. Goals for company, business unit and individual executives' performance are set at the beginning of each fiscal year. The amount of any award is determined by the performance relative to these goals. Consideration is given to the combined financial results of Kellwood and the business unit as well as the achievement of the individual's personal objectives. In considering bonuses for executives other than Mr. Upbin, the Committee takes into account bonus recommendations and assessments submitted by the Chief Executive Officer. When assessing the performance of Mr. Upbin, the Committee considers the directors' input and determines the bonus in accordance with the policies described above. Cash bonuses were awarded for fiscal year 2003 performance. The cash bonus awards were within the policy guidelines of the annual cash bonus program.

ANNUAL STOCK INCENTIVES

         The Committee administers Kellwood's Corporate Development Incentive Plan, which awards restricted shares of Kellwood common stock. The Committee selects key executives to participate in the Corporate Development Incentive Plan based upon the following criteria: ability to significantly affect major decisions and actions that influence the continued growth and profitability of Kellwood; value of their continuing service; and probable detriment of his or her employment by competitors.

         The Committee approves the participants and sets the performance goals, which must be achieved during the measurement period. The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets and before adjustments for non-recurring and extraordinary items, or other criteria, which the Committee establishes. Payment of awards under the Plan are made in common stock. An award, if any, is made to a participant by Kellwood at the time the Committee determines that performance goals, set at the beginning of the fiscal year, have been met. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. The shares covered by the awards may not be transferred, sold, pledged or otherwise disposed of before the lapse of restrictions. A target award level is established for each executive officer based on his or her level of responsibility. Based on company performance relative to goals, a participant may have the opportunity to earn awards in excess of the targeted amounts in the event of Kellwood's outstanding financial performance. In fiscal year 2003, performance goals were met and awards were made to eligible participants in accordance with the terms of the Corporate Development Incentive Plan.

         The Corporate Development Incentive Plan, as amended, was approved by shareowners on May 30, 2002, increasing the number of shares authorized to be issued under the Plan by 1,000,000 shares.

         The Committee administers the Restricted Stock Compensation Plan. Under this Plan, restricted shares are granted to qualified employees and are released from restrictions ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. No awards were made under the Restricted Stock Compensation Plan to any executive officers during fiscal year 2003.

STOCK OPTIONS

         The Committee administers Kellwood's 1995 Omnibus Incentive Stock Plan, which provides for awards of incentive stock options, non-qualified stock options and stock appreciation rights. These equity-based awards serve to align the interests of the executives with those of the shareowners. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in Kellwood. Awards are generally made at a level calculated to be competitive. See "Option Grants During Fiscal Year 2003."

         The Committee considers stock option awards on an annual basis. These are normally awarded in March. In determining the amount of options awarded, the Committee generally establishes a level of award based on the individual's position and level of responsibility, both of which reflect the executive's ability to influence Kellwood's long-term performance, as well as the individual's actual performance during the year.

         The 1995 Omnibus Incentive Stock Plan was approved by shareowners on August 24, 1995.

OTHER BENEFIT PROGRAMS

         Kellwood has adopted an unfunded, nonqualified deferred compensation plan known as the Executive Deferred Compensation Plan (the "Plan") to provide deferred compensation for a select group of management or highly compensated employees. The Plan allows employees to voluntarily defer compensation until termination or retirement. Under the Plan, any employee whose base salary exceeds a level set by the Plan Administrator may enroll in the Plan. The Retirement Savings Committee administers the Plan. For any calendar year, a Participant may defer up to $240,000 in salary as well as up to 100% of the cash bonus. Kellwood credits the deferred amount to a separate bookkeeping account (the "Account") maintained by the Plan Administrator in the name of the Participant. The Account is increased monthly by an amount equal to one-twelfth of the sum of the prime rate plus 1%.

         The executive officers participate in various health, life and disability insurance programs and a retirement savings 401(k) plan, which are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions.

         The Committee believes that the overall program it has adopted, with its emphasis on long-term compensation, serves to focus the efforts of our executives on the attainment of a sustained high rate of company growth and profitability for the benefit of Kellwood and its shareowners.

EXECUTIVE OFFICER AGREEMENTS

         Kellwood has agreements with Mssrs. Upbin, Skinner, Capps, Ruzow, Pollihan and several other officers providing for compensation in connection with termination of employment following a change in control, as well as if all or substantially all of Kellwood's assets are sold, or if Kellwood is liquidated or ceases to function as a going concern. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of (a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs; (b) two times the officer's average annual incentive awards during the last three full fiscal years; (c) the incentive award which, pursuant to any Kellwood benefit plan, had accrued or would have accrued to the officer during the last full fiscal year; and (d) the last bonus award earned by the officer under Kellwood's annual bonus program.

COMPANY POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Internal Revenue Code Section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the CEO and the other four most highly compensated executive officers which is not "performance based" as defined in Section 162(m). Kellwood's policy is to structure its performance based compensation to executive officers to maximize deductibility. However, Kellwood reserves the discretion to pay compensation to its executive officers that might not be deductible.

         This report is submitted by the members of the Committee: Martin Bloom, Janice E. Page and Leonard A. Genovese, Chair.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Jerry M. Hunter, a Director of Kellwood, is a partner in the law firm of Bryan Cave in St. Louis, Missouri. The services of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by Kellwood to Bryan Cave were significantly less than five percent of the law firm's gross revenues for that firm's last fiscal year.

         Martin J. Granoff, a Director of Kellwood, had an employment agreement with Kellwood's wholly owned subsidiary, Koret of California, Inc. This agreement was in effect when Kellwood acquired Koret. Under this employment agreement, Mr. Granoff received $200,000 per year in salary for serving as Vice Chairman of Koret. The employment agreement terminated May 31, 2003 and it was not renewed. Mr. Granoff began receiving a Director's fee upon termination of his employment agreement with Koret. Mr. Granoff is Chairman of Cannon County Knitting Mills Inc., an apparel manufacturer, and last fiscal year Kellwood paid approximately $2,183,000 for product purchased from Cannon County Knitting Mills Inc. Prices were at market rates and reached in arm's length negotiations. The volume of business is not considered material to Kellwood.

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the amount of all compensation earned for services in all capacities to Kellwood for the last three fiscal years for the Chief Executive Officer and the other four most highly paid executive officers (the "Named Officers") as of January 31, 2004.

                                                 SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM
                                             ANNUAL COMPENSATION                COMPENSATION AWARDS
                                             -------------------                -------------------

                                                                             RESTRICTED     SECURITIES
NAME AND                                                                       STOCK        UNDERLYING        ALL OTHER
PRINCIPAL POSITION            YEAR       SALARY ($)           BONUS        AWARD(S)($)(1)   OPTIONS (#)   COMPENSATION($)(2)
------------------            ----       ----------           -----        --------------   -----------   ------------------

Hal J. Upbin(3)               2003      $1,000,000          $  750,000         $838,926        50,000           $7,800
Chairman and                  2002       1,000,000           1,335,000          626,000        75,000            8,000
Chief Executive Officer       2001       1,000,000             250,000                0        47,000            6,800

Robert C. Skinner, Jr.(4)     2003      $  545,833          $  165,000         $271,168        13,000           $8,167
President and                 2002         468,750             307,950          179,884        19,500            8,250
Chief Operating Officer       2001         425,000              53,125                0         7,000            8,265

Stephen L. Ruzow(5)           2003      $  545,833          $  165,000         $271,168        13,000           $6,104
Executive Vice President      2002         500,000              25,000          202,705        13,500            4,402
and President Womenswear      2001         126,923                   0                0             0                0

W. Lee Capps, III(6)
Executive Vice President      2003      $  375,833          $  130,625         $271,168        13,000           $8,027
Finance and Chief             2002         327,500             242,303          175,876        19,500            8,040
Financial Officer             2001         300,000              41,250                0        13,000            6,800

Thomas H. Pollihan
Senior Vice President,        2003      $  247,917          $   78,125         $ 93,214         6,000           $8,083
Secretary and                 2002         224,167             150,188           68,562         9,000            8,029
General Counsel               2001         215,000              26,875                0         6,000            6,848

------------

(1) The Corporate Development Incentive Plan, which provides a restricted stock award contingent on the achievement of predetermined performance criteria based on Kellwood's fiscal year performance, vests 25% on the date of grant and 25% each year for the next three years. Dividends are paid on the restricted stock. The amounts shown in the table represent the dollar value based on the stock price at the award date. The restricted awards attributable to the Named Officers for prior fiscal years and in escrow as of January 31, 2004, which are still subject to restrictions under the Corporate Development Incentive Plan, valued at the closing price of $40.81 on January 30, 2004, are as follows:
         H.J. Upbin, 18,742 shares at $764,861.02; R.C. Skinner, Jr., 5,385 shares at $219,761.85; S.L. Ruzow, 6,069 shares at $247,675.89;
         W.L. Capps, III, 5,265 shares at $214,864.65; and T.H. Pollihan, 2,052 shares at $83,742.12.

(2)      Employer matching 401(k) plan contribution.

(3) H.J. Upbin was Chairman, President and Chief Executive Officer until December 1, 2003, when he relinquished the Presidency as part of Kellwood's succession planning program.

(4) R.C. Skinner, Jr. was Vice President until December 1, 2003, when he was appointed President and Chief Operating Officer as part of Kellwood's succession planning program.

(5) S.L. Ruzow was Vice President until December 1, 2003, when he was appointed Executive Vice President and President Womenswear. Ruzow was hired by Kellwood on October 31, 2001.

(6) Formerly Senior Vice President Finance and Chief Financial Officer, W.L. Capps, III was appointed Executive Vice President Finance and Chief Financial Officer on December 1, 2003.

         The following two tables cover stock options granted to the Named Officers during the fiscal year ended January 31, 2004 as well as the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                                               OPTION GRANTS DURING FISCAL YEAR 2003
                                                       INDIVIDUAL GRANTS
                                                 ----------------------------                            POTENTIAL REALIZABLE
                                                  % OF TOTAL                                                VALUE AT ASSUMED
                                NUMBER OF           OPTIONS                                                  ANNUAL RATES OF
                                 SHARES           GRANTED TO      EXERCISE                              STOCK PRICE APPRECIATION
                               UNDERLYING          EMPLOYEES         OR                                     FOR OPTION TERM
                                OPTIONS            IN FISCAL     BASE PRICE       EXPIRATION          ----------------------------
NAME                           GRANTED(#)           YEAR(1)       ($/SHARE)          DATE               5%($)             10%($)
-----------------------       ------------       ------------   ------------     ------------         ----------------------------

Hal J. Upbin                    50,000               8.95           25.05           3/5/13             787,691          1,996,162

Robert C. Skinner, Jr.          13,000               2.33           25.05           3/5/13             204,800            519,002

Stephen L. Ruzow                13,000               2.33           25.05           3/5/13             204,800            519,002

W. Lee Capps, III               13,000               2.33           25.05           3/5/13             204,800            519,002

Thomas H. Pollihan               6,000               1.07           25.05           3/5/13              94,523            239,539

------------

(1) Total options granted during fiscal year 2003 were 558,700 to the Named Officers and all other employees.

                      AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR-END 1/31/04 VALUES
                                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FY-END (#)                AT FY-END ($)
                               SHARES             VALUE                     1/31/04                          1/31/04
                            ACQUIRED ON          REALIZED
         NAME               EXERCISE (#)          ($)(1)           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
-----------------------    --------------       ----------        ---------------------------      ---------------------------

Hal J. Upbin                   12,000            $ 99,960                323,860/166,400                5,330,547/2,821,976

Robert C. Skinner, Jr.            -                  -                      6,700/32,800                    109,868/519,182

Stephen L. Ruzow                  -                  -                      2,700/23,800                     41,364/370,466

W. Lee Capps, III              12,750            $105,891                  25,900/40,000                    480,648/661,430

Thomas H. Pollihan             16,270            $246,095                  21,680/20,400                    312,622/347,172

------------

(1) Value realized is calculated based upon the difference between the exercise price and the value of Kellwood's common stock; the value of the stock is based upon the average of the highest and lowest selling prices of Kellwood stock as reported on the New York Stock Exchange Composite Transactions list on the exercise date.

                              PERFORMANCE GRAPH

         The following graph compares the performance of Kellwood common shares with that of the S&P 500 and S&P 500 Apparel, Accessories & Luxury Goods Indices. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

                                  [graph]

      ---------------------------------------------------------------------------------------------------------------
                                                             1/99      1/00      1/01       1/02      1/03      1/04
      ---------------------------------------------------------------------------------------------------------------
      Kellwood Company                                       $100      $ 65      $ 86       $ 95       $96      $169
      S&P 500 Index                                           100       110       109         92        71        95
      S&P 500 Apparel, Accessories & Luxury Goods Index       100        69        96        109        92       107
      ---------------------------------------------------------------------------------------------------------------

      Note: Total return assumes reinvestment of dividends.

                            MANAGEMENT OWNERSHIP
                              OF KELLWOOD STOCK

         Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of Kellwood, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of January 31, 2004, the beneficial ownership of each present Director and Named Officer as a group, of shares of Kellwood's common stock. This information has been furnished to us by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for Kellwood's common stock which are exercisable or first became exercisable within 60 days after January 31, 2004. With the exception of Mr. Granoff, who beneficially owns approximately 2%, and Mr. Upbin, who beneficially owns approximately 1.7%, no present Director or Named Officer owns more than 1% of Kellwood's common stock. All Executive Officers and Directors as a group beneficially own approximately 5.5% of the outstanding common stock.

                                                                                          NUMBER OF SHARES INCLUDED
                                                                                              IN PREVIOUS COLUMN
              NAME OF INDIVIDUAL OR                          NUMBER OF SHARES              ATTRIBUTABLE TO UNEXPIRED
                 NUMBER IN GROUP                            BENEFICIALLY OWNED                OPTIONS TO PURCHASE
-----------------------------------------------            --------------------          ----------------------------

R. F. Bentele..................................                   12,100                             9,750
M. Bloom.......................................                    5,300                             3,000
W. L. Capps, III...............................                   50,013                            35,000
K. G. Dickerson................................                   11,150                             9,250
L. A. Genovese.................................                   13,443                             8,750
M. J. Granoff..................................                  532,544                                 0
J. M. Hunter...................................                   10,350                             9,150
L. R. Katzen...................................                    1,100                                 0
J. E. Page.....................................                    4,200                             3,000(1)
T. H. Pollihan.................................                   35,083                            25,880
S. L. Ruzow....................................                   16,092                             8,000
R. C. Skinner, Jr..............................                   21,139                            14,600
H. J. Upbin....................................                  449,368                           358,260
All Directors and Executive Officers as a group
(19 persons including those named).............                1,466,734                           692,970

     ------------
     (1) Does not include 16,600 unexpired options owned by her husband, a former Kellwood executive who retired in 1997. Mrs. Page disclaims beneficial ownership of these shares.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Kellwood's executive officers, Directors and greater than 10% shareowners to file reports of ownership and changes in ownership of Kellwood securities with the Securities and Exchange Commission (SEC). To our knowledge, based solely upon a review of copies of forms submitted to Kellwood, we believe that all filing requirements were met during fiscal year 2003, except that Mr. Granoff filed late one Form 4 reporting the sale of common stock, and Mr. Hummel filed late one Form 4 reporting the acquisition of common stock upon exercise of a stock option.

                       SHAREOWNER PROPOSED RESOLUTION
                             (PROXY ITEM NO. 2)

         Kellwood received an identical proposal from a number of shareowner proponents whose shares, in the aggregate, represent 0.5% of Kellwood outstanding shares. A list of names, addresses and number of Kellwood's shares held by each co-proponent will be promptly provided upon oral or written request. If a representative of the co-proponents who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, we have included the proposal exactly as submitted by the co-proponents, as follows:

         RESOLVED: The shareholders of Kellwood Company ("Kellwood" or the "Company") request the Board of Directors to prepare a report at reasonable expense on monitoring of and compliance with the Company's "Code of Conduct" which addresses human rights and global labor standards. Such report should evaluate the effectiveness of compliance mechanisms that Kellwood uses to monitor compliance with the Code insofar as they affect vendors, subcontractors and buying agents in countries where Kellwood obtains merchandise.

                            SUPPORTING STATEMENT

         The public is concerned about the conditions under which the goods they purchase and the clothing they wear are produced. More companies are contracting with independent producers for goods and services outside the United States. According to a Marymount University survey conducted several years ago, 79% of respondents stated they would avoid shopping in stores if they were aware that stores sold goods made under sweatshop conditions. Eighty-three percent said they would be willing to pay a dollar more for a $20 garment not made in sweatshops.

         As U.S. companies import more goods, concern has grown about working conditions in many nations that fall far below basic standards of fair and humane treatment. Kellwood purchases goods produced in countries like China and Indonesia where human rights abuses and unfair labor practices have occurred. Kellwood also obtains merchandise from countries in this hemisphere where human rights issues have arisen.

         Kellwood has adopted a Code of Conduct which prohibits certain activities on the part of its suppliers, including forced labor, child labor, discriminatory and unsafe working conditions, and limitations of workers' freedom of association. Although the existence of such a Code is essential, the key issue, in our view, is to what extent a company and its suppliers are complying with that policy.

         We are concerned that this may not be happening with Kellwood suppliers. A recent report noted that one supplier in the Dominican Republic paid employees less than subsistence wages for piece work with no payment for overtime. Conditions were potentially unsafe, with the emergency exit kept locked, and workers who attempted to form a union were terminated for that reason. These conditions appear to be inconsistent with Kellwood's Code of Conduct.

         We are concerned about reports that overseas suppliers are exploiting workers may damage our company's reputation and generate a consumer backlash.

         We believe that effective compliance mechanisms can best be established by developing independent monitoring programs with local respected religious and human rights groups to ensure compliance with vendor standards and assure consumers that products are not made under abusive labor conditions. We note that several apparel manufacturers have agreed to independent monitoring programs in conjunction with local non-governmental organizations. Through the use of such independent monitoring, we believe that there can be greater assurance that Kellwood's Code of Conduct standards are applied, protecting the company from negative publicity associated with the discovery of any sweatshop practices.

         We urge you to vote FOR this resolution.

      STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION
                           TO SHAREOWNER PROPOSAL

         THE BOARD OF DIRECTORS OF KELLWOOD COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

         Kellwood Company has always exhibited a strong concern for human rights and global labor standards. Kellwood originally adopted a Code of Conduct in 1992 and also required its finished good suppliers ("suppliers") to be in compliance with its policies on business conduct. This Code of Conduct is published on our website: www.kellwood.com.

         We share the proponents' concerns, but our shareowners need to know that the survey results referenced in the Supporting Statement were from an 8-year-old survey dealing with "sweatshops." Despite the implication, the recent report about a Dominican Republic supplier, as well as the general reports about overseas suppliers mentioned in the Supporting Statement, have no connection to Kellwood or any of its suppliers.

         Beginning in 1995, Kellwood developed a formal Social Responsibility Program (originally known as our "Contractor Compliance Program") in order to ensure that workers employed by Kellwood and its suppliers are treated fairly in accordance with our Code of Conduct. This initiative includes specific monitoring steps developed to verify that our suppliers are following our Code of Conduct. A report on our program is published on our website and will be updated periodically. Since Kellwood is already implementing specific steps in order to verify adherence to our Code of Conduct, the request for the Board to prepare a report is unnecessary and certain aspects of the Proposal are unrealistic and impractical.

         Kellwood's Code of Conduct addresses several core principles held by Kellwood. Kellwood is committed to conducting business in an ethical and moral manner in all countries in which we do business. Kellwood expects its suppliers to conduct their business in a like manner. The Code of Conduct specifically addresses:

         o    The maintenance of high ethical standards;

         o    The provision of a safe and healthy working environment;

         o The compliance with all applicable laws regarding wages, benefits and working hours;

         o    The prohibition against child labor or prison or forced labor;

         o The prohibition of discrimination in hiring and employment practices;

         o The recognition of the right of employees to exercise their legal rights of free association; and

         o    The prohibition of corporal, mental or physical punishment.

         Kellwood's Social Responsibility Program, which includes regular onsite monitoring of both domestic and foreign suppliers, is used by Kellwood to confirm adherence to the Code of Conduct. Kellwood utilizes the services of third party independent monitors to conduct these factory inspections. In addition, monitoring is done by both our overseas buying agents and Kellwood employees to supplement the independent audits.

         Kellwood conducts periodic training sessions for our internal monitoring staff and our buying agents to ensure that there is a clear understanding of Kellwood's Code of Conduct, and to determine the specific evidence required in order to verify compliance. Kellwood is also in the process of developing for core suppliers, a management systems program at the factory level, to assist factory management in establishing a best practices approach to Kellwood's Social Responsibility Program.

         In addition to the efforts already in place, Kellwood is an active member of the Business for Social Responsibility (BSR) Labor Standards Working Group, the American Apparel and Footwear Association (AAFA) Social Responsibility Committee and the Worldwide Responsible Apparel Production
(WRAP) Industry Advisory Group. Participation in these organizations promotes an ongoing compliance dialogue, which allows Kellwood to stay abreast of emerging continuous improvement trends in the implementation of Corporate Social Responsibility.

         Kellwood believes the Proposal is redundant to Kellwood's efforts, which have been ongoing and improving over the past 10 years. Kellwood has already implemented and reported on procedures for verifying adherence to Kellwood's Code of Conduct. The Board of Directors feels that the concerns expressed in the Proposal have already been adequately and effectively addressed by Kellwood's actions.

         The Proposal's suggestion that "religious and human rights groups" conduct monitoring is not feasible. First, it is extremely vague as to who or what these groups are. There is also the question of whether such organizations have the complete skill sets, travel and professional capabilities, experience and/or expertise to conduct comprehensive monitoring in the numerous countries where Kellwood has goods produced. There is also a lack of consensus on what monitoring standards or methods such organizations might use.

         The Board of Directors of Kellwood believes that the concerns raised by this Proposal are already being effectively addressed by Kellwood's Social Responsibility Program. The implementation of policies and procedures including independent monitoring - coupled with Kellwood's efforts to implement social responsibility "best practices" at the factory level - is the best way to assure that Kellwood's suppliers treat their employees with dignity and respect and adhere to Kellwood's Code of Conduct. Kellwood therefore believes that the interests of its shareowners will be best served if Kellwood continues to focus its efforts on monitoring, training and implementing these best practices consistent with its existing policies and programs. Kellwood invites shareowners to visit our website for a complete report on our Social Responsibility Program.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SHAREOWNER PROPOSALS

         If you would like to include a proposal to Kellwood's Proxy Statement for the 2005 Annual Meeting of Shareowners, your submission must be received by the Secretary of Kellwood Company at the principal executive offices in St. Louis no later than December 22, 2004.

         Should you wish to bring a proposal before the 2005 Annual Meeting of Shareowners, but not include it in the Proxy Statement, the written proposal must be received by the Secretary of Kellwood Company at the principal executive offices in St. Louis not less than 90 days nor more than 120 days before the meeting, which is scheduled for June 2, 2005. Such proposal may include nominations for election to the Board of Directors. Additionally, Section 2.10 of the Kellwood Company By-Laws imposes certain information requirements on shareowners wishing to bring business before a shareowner meeting.

                             INDEPENDENT AUDITOR

         The aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered for the fiscal years ended January 31, 2004 and February 1, 2003, including services in connection with the review of quarterly financial statements during the fiscal year, were $769,454 and $717,584 respectively.

         All fees billed by PricewaterhouseCoopers LLP for all services rendered during fiscal years 2003 and 2002 are summarized in the table below:

                              Fiscal Year 2003      Fiscal Year 2002
        Audit fees                  $  769,454            $  717,584
        Audit-related fees              62,900                73,550
        Tax fees                       257,755               305,627
        All other fees                  57,237                80,956
                             ------------------    ------------------
        Total fees                  $1,147,346            $1,177,717
                             ==================    ==================

         Audit fees billed by PricewaterhouseCoopers LLP in 2003 relate to their audit and quarterly reviews of Kellwood's consolidated financial statements along with a foreign statutory audit and registration statements.

         Audit-related fees in 2003 related to such services as accounting, regulatory and Sarbanes-Oxley 404 implementation consultation.

         Tax fees in 2003 related to such services as tax advice and consultations concerning acquisition structuring, advance pricing agreements in the Far East and international structuring, as well as general tax services in the Far East.

         All other fees in 2003 related to a review of the security of Kellwood's information systems.

         The Audit Committee's policy is to review and approve all PricewaterhouseCoopers fees and services in advance of work being performed and to determine that all services rendered are compatible with maintaining their auditor independence. The Committee has advised us that this was done in 2003.

         The Audit Committee retained PricewaterhouseCoopers LLP to serve as Kellwood's independent auditor for fiscal 2004 and the Board ratified this action at its meeting on March 4, 2004.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

                                        Thomas H. Pollihan
                                        Senior Vice President, Secretary and
                                        General Counsel

St. Louis, Missouri
April 22, 2004

                      ANNUAL MEETING OF SHAREOWNERS OF

                              KELLWOOD COMPANY

                                JUNE 3, 2004





                         Please date, sign and mail
                           your proxy card in the
                         envelope provided as soon
                                as possible.





   Please detach along perforated line and mail in the envelope provided.



----------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                         AND "AGAINST" PROPOSAL 2.
      PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
        PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/
----------------------------------------------------------------------------

1. Election of Directors:

                               NOMINEES:
/ / FOR ALL NOMINEES           ( ) M. Bloom
                               ( ) M. Granoff
/ / WITHHOLD AUTHORITY         ( ) R. Skinner, Jr.
    FOR ALL NOMINEES           ( ) H. Upbin

/ / FOR ALL EXCEPT
    (See instructions below)





INSTRUCTION: To withhold authority to vote for any individual nominee(s), ------------ mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

----------------------------------------------------------------------------






----------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note / / that changes to the registered name(s) on the account may not be submitted via this method.
----------------------------------------------------------------------------
                                                       FOR  AGAINST  ABSTAIN
2. Shareowner Proposal                                 / /    / /      / /


PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.









                        --------------------------------------       -------
Signature of Shareowner                                        Date:
                        --------------------------------------       -------

                        --------------------------------------       -------
Signature of Shareowner                                        Date:
                        --------------------------------------       -------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                              KELLWOOD COMPANY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            FOR THE ANNUAL MEETING OF SHAREOWNERS - JUNE 3, 2004

         HAL J. UPBIN, THOMAS H. POLLIHAN, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is (are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on June 3, 2004 at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

Election of Directors: FOR the maximum number of nominees listed below (except as indicated on the reverse side) who (as selected by the Proxies in their discretion) may be elected pursuant to cumulative voting: M. Bloom, M. Granoff, R. Skinner, Jr., H. Upbin.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREOWNER(S), BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND ALL OTHER MANAGEMENT PROPOSALS AND AGAINST THE SHAREOWNER PROPOSAL, ALL AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED APRIL 22, 2004, AND THE ACCOMPANYING PROXY STATEMENT. DISCRETION WILL BE USED WITH RESPECT TO VOTING ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                   APPENDIX


     Page 16 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.